UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2022

MamaMancini’s Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54954	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MMMB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2022, the Company held an initial closing with respect to the sale of 47,200 shares of its Series B Preferred Stock to accredited investors in connection with its previously announced offering of Series B Preferred Stock (“Share” or “Shares”). Gross proceeds to the Company from the initial closing was $1,180,000. From this amount, the Company paid $47,200 in commissions to its placement agent, AGES Financial Services, Ltd. (“AGES”). The total amount offered is 200,000 shares of Series B Preferred Stock, for total gross proceeds of $5,000,000. The Company expects to have subsequent closings with respect to some portion or all of the remaining unsold portion of the offering, although there is no guarantee that this will occur.

The Shares were issued pursuant to separate Securities Purchase Agreements (the “Agreements”) between the Company and each of the Investors. Each of the Shares were priced at an Original Issue Price of $25.00 per Share. Each Share is convertible into 15 shares of Company Common Stock at an equivalent price of $1.66 per share of Common Stock, based on the Original Issue Price, subject to adjustment and terms and conditions detailed in the Certificate of Designations for Series B Preferred Stock filed with the Secretary of State of the State of Nevada. The Investors were granted certain registration rights pursuant to a Registration Rights Agreement between the parties.

The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, an accruing cumulative dividend, in preference to any dividend on the Common Stock, at an annual rate of eight percent (8%) of the Original Purchase Price, payable monthly.

Shares of Series B Preferred may be converted into Common Stock at the Conversion Rate at any time at the option of the holder.

The Company can force conversion at $2.00 per share of Common Stock at any time after six (6) months after issue if the Common Stock has a closing price of $2.00 or higher in any 30 consecutive trading days. After 18 months, the Company can force clients to convert at a 20% discount to the most recent 20-day average closing price per share. The Company also has the right to cause a conversion following a Fundamental Change.

At any time on or after the date six (6) months after the Original Issue Date, the Company shall have the right, at its option, to give notice of its election to redeem all outstanding shares of Class B Preferred Stock at the Redemption Price in effect on the date selected by the Company. “Redemption Price” shall mean (i) for the period from and after six (6) months from the Original Issue Date until eighteen (18) months from the Original Issue Date, $2.50 plus accrued and unpaid dividends; (ii) for the period from and after the second anniversary of the Original Issue Date until the day immediately preceding the third anniversary of the Original Issue Date, $3.00 plus accrued and unpaid dividends; and (iii) from and after the third anniversary of the Original Issue Date, $3.50 plus accrued and unpaid dividends.

Item 3.02 Unregistered Sales of Equity Securities.

In information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Exemption From Registration. The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chief Executive Officer

Dated: September 16, 2022